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                                                                    Exhibit 4.10

                                  June 20, 1997


CLEAN HARBORS ENVIRONMENTAL
    SERVICES, INC.
CLEAN HARBORS TECHNOLOGY
    CORPORATION
CLEAN HARBORS KINGSTON FACILITY
    CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
CLEAN HARBORS OF CLEVELAND, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.

    Re:  Fourth Amendment to Financing Agreements ("Fourth Amendment")

Gentlemen:

    Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

    Borrowers have requested an extension of the term of the Financing Agreements to May 8, 1999 and amendments to certain of the covenants therein. Subject to the terms and conditions hereof, the Lender agrees with the Borrowers as follows:

    (1) The first sentence of Section 12.1(a) of the Loan Agreement is deleted and replaced with the following sentence:

          "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date four (4) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date five (5) years from the date hereof by giving Borrower notice at least one hundred twenty (120) days prior to the fourth anniversary of this Agreement."

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    (2) Section 12.1(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

          "If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of (i) 1% of the Revolving Credit Limit if such termination is effective in the period May 9, 1997 to and including May 8, 1998, and (ii) .5% of the Revolving Credit Limit if such termination is effective in the period May 9, 1998 to and including May 8, 1999. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The refinancing and repayment of the Term Loan through the issuance of pollution control authority industrial revenue bonds shall not trigger the payment of the early termination fee. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

    (3) Section 9.13 of the Loan Agreement is deleted in its entirety and replaced with the following:

        "Parent shall, at all times, maintain Working Capital of not less than $10,000,000.00."

    (4) Section 9.14 of the Loan Agreement is deleted in its entirety and replaced with the following:

        "Parent shall, at all times, maintain Adjusted Net Worth of not less than $40,000,000.00."

    (5) This Fourth Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied:

        (a) all requisite corporate action and proceedings of the Borrowers in connection with this Fourth Amendment shall be satisfactory in form and substance to Lender and Lender shall receive certified copies of such corporate action and proceedings as Lender may request;

        (b) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of the most recent financial statements furnished to Lender pursuant to the Loan Agreement and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to

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perform its obligations under the Loan Agreement or any of the other Financing
Agreements or of Lender to enforce the Obligations or to realize upon the Collateral; and

        (c) Borrowers shall pay to Lender, and directs Lender to debit its loan account for, an additional facility fee equal to $50,000.00, which fee shall be fully earned and non-refundable on the date hereof.

    (6) Each Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

    (7) Each Guarantor, for value received, hereby assents to the Borrowers' execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Guarantor's liability to Lender with respect to the payment and other performance obligations of the Guarantors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender. Each Guarantor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Guarantor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

    (8) Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

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    If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                Very truly yours,

                                CONGRESS FINANCIAL CORPORATION
                                (NEW ENGLAND)


                                By:   /s/ KATHLEEN J. MERRITT
                                   --------------------------------------
                                   Name:  Kathleen J. Merritt
                                        ---------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------
AGREED:

CLEAN HARBORS ENVIRONMENTAL
    SERVICES, INC.
CLEAN HARBORS TECHNOLOGY
    CORPORATION
CLEAN HARBORS KINGSTON FACILITY
    CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
CLEAN HARBORS OF CLEVELAND, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.


By:    /s/ STEVEN MOYNIHAN
   ----------------------------------------
   Name:   Steven Moynihan
   Title:  Senior Vice President



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GUARANTORS:

CLEAN HARBORS, INC.

By:  /s/  STEVEN MOYNIHAN
   ----------------------------------------
   Name:  Steven Moynihan
   Title: Senior Vice President


CLEAN HARBORS OF BALTIMORE, INC.


By:   /s/ STEVEN MOYNIHAN
   ----------------------------------------
   Name:  Steven Moynihan
   Title: Senior Vice President


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